                                 AMENDMENT NO. 1
                                     TO THE
                          WINTON SAVINGS & LOAN COMPANY
                           401(k) PROFIT SHARING PLAN


                  WHEREAS, Winton Savings & Loan Company ("Employer") has adopted the Winton Savings & Loan Company 401(k) Profit Sharing Plan ("Plan"); and

                  WHEREAS, the Plan provides that the Employer may amend the Plan from time to time; and

                  WHEREAS, the Employer desires to amend the Plan in certain respects;

                  NOW, THEREFORE, the Plan is amended as follows:

                  1. The first sentence of Section 2.02(a) shall be deleted in its entirety and the following shall be substituted:

                                    "(a) A Participant is entitled to make an
                  Enrollment Designation as of the first payroll period which coincides with or next follows the date such individual first becomes eligible to participate in the Plan, or at anytime thereafter. A Participant is entitled to modify an Enrollment Designation as of the first day of each January and July."


                           2. The following sentence shall be added to Section
4.02 at the end thereof:

                  "A Participant shall be entitled to direct his Account as of the first day of each calendar quarter providing the Participant submits investment instructions to the Plan Administrator at least 30 days prior to such quarter (or such lesser number of days as determined by the Plan
                  Administrator."


                  IN WITNESS WHEREOF, this Amendment shall be effective as of January 1, 1997.

                                           WINTON SAVINGS & LOAN COMPANY


                                           By: /s/ James W. Brigger
                                               ---------------------------------

                                           Name (Print):James W. Brigger
                                                        ------------------------

                                           Title: Secretary
                                                 -------------------------------
Date: 8/11/97
      ---------------

                          WINTON SAVINGS & LOAN COMPANY
                           401(k) PROFIT SHARING PLAN

                            EFFECTIVE OCTOBER 1, 1994

                          WINTON SAVINGS & LOAN COMPANY
                           401(k) PROFIT SHARING PLAN


                                TABLE OF CONTENTS
                                -----------------


 SECTION                                                                                                       PAGE
 -------                                                                                                       ----

   1                  PARTICIPATION..................................................................            1

   1.01               Eligibility Requirements.......................................................            1
   1.02               Service for Eligibility........................................................            1


   2                  CONTRIBUTIONS..................................................................            1

   2.01               Profit Sharing Contributions...................................................            1
   2.02               Section 401(k) Contributions...................................................            2
   2.03               Matching Contributions.........................................................            2
   2.04               Rollover Contributions.........................................................            3


   3                  LIMITATIONS ON ALLOCATIONS.....................................................            3

   3.01               Limitations on Annual Additions................................................            3
   3.02               Corrective Adjustments.........................................................            4
   3.03               Maximum Section 401(k) Contributions for
                        Highly-Compensated Employees.................................................            5
   3.04               Maximum Matching Contributions
                        for Highly-Compensated Employees.............................................            7


   4                  PARTICIPANTS' ACCOUNTS.........................................................            9

   4.01               Establishment of Accounts......................................................            9
   4.02               Investment of Accounts.........................................................            9


   5                  VALUATION OF PARTICIPANTS' ACCOUNTS............................................            9

   5.01               Valuations.....................................................................            9
   5.02               Method of Adjustment...........................................................            9

   6                  RETIREMENT BENEFITS............................................................           10

   6.01               Eligibility for Retirement.....................................................           10
   6.02               Amount of Retirement Benefit...................................................           10


   7                  DEATH BENEFITS.................................................................           10

   7.01               Amount of Death Benefit........................................................           10
   7.02               Designation of Beneficiary.....................................................           10
   7.03               Distribution of Death Benefit..................................................           11


   8                  DISABILITY BENEFITS............................................................           11

   8.01               Amount of Disability Benefit...................................................           11
   8.02               Determination of Total and Permanent
                        Disability...................................................................           12


   9                  IN-SERVICE AND TERMINATION BENEFITS............................................           12

   9.01               Amount of Benefits Upon Termination of
                        Employment...................................................................           12
   9.02               In-Service Distributions at Age 59 1/2.........................................           12
   9.03               Hardship Distributions.........................................................           13
   9.04               Distribution of Rollover Contributions.........................................           14


  10                  VESTING........................................................................           14

  10.01               Determination of Vested Benefits...............................................           14
  10.02               Full Vesting at Normal Retirement Age..........................................           14
  10.03               Termination After Eligibility for
                        Retirement...................................................................           14
  10.04               Service for Vesting............................................................           15

  11                  PAYMENT OF BENEFITS............................................................           15

  11.01               Method of Payment..............................................................           15
  11.02               Timing of Payments.............................................................           16
  11.03               Installment Payments...........................................................           16
  11.04               Distributions After Death......................................................           16
  11.05               Distribution Upon Termination of Employment....................................           17
  11.06               Eligible Rollover Distributions................................................           17


  12                  BREAK IN SERVICE RULES.........................................................           18

  12.01               Effect of Break in Service on Eligibility......................................           18
  12.02               Authorized Leaves of Absence...................................................           18

  13                  TRUST AGREEMENT................................................................           18

  13.01               Description of Trust Agreement.................................................           18


  14                  PLAN ADMINISTRATION............................................................           19

  14.01               Plan Administrator.............................................................           19
  14.02               Duties of Plan Administrator...................................................           19
  14.03               Interpretation of Document.....................................................           19


  15                  AMENDMENTS.....................................................................           20

  15.01               Employer's Right to Amend Plan.................................................           20


  16                  DISTRIBUTIONS ON PLAN TERMINATION..............................................           20

  16.01               Full Vesting on Plan Termination...............................................           20
  16.02               Payment on Plan Termination....................................................           20
  16.03               Discontinuance of Contributions; Partial
                        Termination of Plan..........................................................           21

  17                  CREDITORS OF PARTICIPANTS......................................................           21

  17.01               Non-Assignability..............................................................           21
  17.02               Qualified Domestic Relations Orders............................................           21
  17.03               Loans to Participants..........................................................           21


  18                  CLAIMS PROCEDURES..............................................................           23

  18.01               Filing a Claim for Benefits....................................................           23
  18.02               Denial of Claim................................................................           23
  18.03               Remedies Available to Participants.............................................           23


  19                  TOP HEAVY RULES................................................................           24

  19.01               Definitions....................................................................           24
  19.02               Top Heavy Status...............................................................           25
  19.03               Minimum Contributions..........................................................           26

  20                  MISCELLANEOUS..................................................................           26

  20.01               Employer's Right to Terminate Employees........................................           26
  20.02               Gender and Number..............................................................           26
  20.03               Merger or Consolidation........................................................           26
  20.04               Named Fiduciaries..............................................................           26
  20.05               Limitations on Payment.........................................................           27
  20.06               Limitation on Reversion of Contributions.......................................           27
  20.07               Notice Requirements............................................................           27


  21                  DEFINITIONS....................................................................           28

                          WINTON SAVINGS & LOAN COMPANY
                           401(k) PROFIT SHARING PLAN


         Winton Savings & Loan Company hereby adopts, as of the Effective Date, the following amended and restated profit sharing and Section 401(k) plan for the exclusive benefit of the Employer's eligible Employees and, where applicable, the designated Beneficiaries of such Employees. It is intended that this Plan, together with the Trust Agreement, shall comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. This Plan supersedes and replaces any other profit sharing plans that may have been adopted by the Employer prior to the Effective Date.


                                    SECTION 1
                                  PARTICIPATION
                                  -------------


1.01.    ELIGIBILITY REQUIREMENTS
         ------------------------

         Each Employee of the Employer shall be eligible to participate on the date on which he has completed 12 months of service as a Full-Time Employee of the Employer and has attained age 21.

1.02.    SERVICE FOR ELIGIBILITY
         -----------------------

         The 12-month period in which the Employee must meet the Full-Time requirement shall be the 12 consecutive months beginning with his Employment Commencement Date and, if necessary, the 12-consecutive-month period or periods beginning on annual anniversaries of such date.



                                    SECTION 2
                                  CONTRIBUTIONS
                                  -------------

2.01.    PROFIT SHARING CONTRIBUTIONS
         ----------------------------

                  (a) Subject to its right to terminate or amend this Plan, for each Plan Year commencing prior to October 1, 1994, the Employer may make a contribution for the benefit of each Employee who was a Full-Time or Current Participant during such Plan Year. Subject to its right to terminate or amend this Plan, for each Plan Year commencing on or after October 1, 1994, the Employer may make a contribution for the benefit of each Employee who was a Full-Time Current Participant during such Plan Year. The amount of such contribution by the Employer to be paid to the Plan in any year shall be such amount as the Employer may in its discretion determine. All contributions made by the Employer pursuant to this section shall be made to the Trustee.

                  (b) For each Plan Year commencing prior to October 1, 1994, the Employer contribution shall be allocated among the Profit Sharing Accounts of all Employees who were Full-Time Participants or Current Participants during such Plan Year in the proportion which the Compensation of each Full-Time or Current Participant for such year bears to the Compensation of all Full-Time and Current Participants for such year. For each Plan Year commencing on or after October 1, 1994, the Employer contribution shall be allocated among the Profit Sharing Accounts of all Employees who were Full-Time Current Participants during such Plan Year in the proportion which the Compensation of each Full-Time Current Participant for such year bears to the Compensation of all Full-Time Current Participants for such year.

2.02.    SECTION 401(k) CONTRIBUTIONS
         ----------------------------

                  (a) A Participant is entitled to make or modify an Enrollment Designation as of the the first day of each January and July. Additionally, in the event the Employer declares a bonus to be paid to Employees, a Participant is entitled to make a separate Enrollment Designation which applies to the bonus declared, provided the Participant completes such Enrollment Designation within 7 days after which the Participant is notified of the proposed amount of the Participant's bonus. The Enrollment Designation will provide for the reduction of up to 15 % of the Compensation of the Participant and a corresponding contribution to the Plan by the Employer as a Section 401(k) Contribution which will be allocated to the Participant's Section 401(k) Account. No Enrollment Designation will be effective unless it is made at least 30 days prior to the first day of January or July (or such greater or lesser period prior to such date as the Plan Administrator establishes for the purposes of administrative convenience). Notwithstanding the foregoing, Section 401(k) Contributions may be discontinued as of the last day of any payroll period by making an Enrollment Designation at least 30 days prior to such date (or such greater or lesser period prior to such date as the Plan Administrator may establish for the purpose of administrative convenience).

                  (b) The Employer may in its sole discretion make fully vested contributions to the Plan which will be allocated to the Section 401(k) Accounts of one or more Participants who are Non-Highly-Compensated Employees, in such amounts as the Employer directs for the purpose of complying with the applicable limits on Section 401(k) Contributions in the Code. Such contributions will be taken into account in computing a Participant's deferral percentage but will not be taken into account in the allocation of Matching Contributions.

2.03.    MATCHING CONTRIBUTIONS
         ----------------------

                  (a) For Plan Years commencing prior to October 1, 1994, the Employer may make Matching Contributions to the Matching Account of each Full-Time Participant and each Current Participant for whom a Section 401(k) Contribution is made during the Plan Year. For Plan Years commencing on or after October 1, 1994, the Employer may make Matching Contributions to the Matching Account of each Full-Time Current Participant for whom a Section 401(k) Contribution is made during the Plan Year. The amount of such Matching Contribution will equal the Matching Contribution rate or rates in effect during the Plan Year as applied to the Participant's Section 401(k) Contributions for the Plan Year or such greater or lesser amounts as the Employer determines prior to the date on which the Matching Contribution is required to be made. The Employer may establish for any Plan Year a Matching Contribution rate which consists of
(i) the maximum number of percentage points of Compensation for which Matching Contributions will be made; and (ii) the rate, or the method for determining the rate, at which Matching Contributions will be made with respect to such percentage points of Compensation.

                  (b) The Employer may in its sole discretion make fully vested contributions to the Plan which will be allocated to the Section 401(k) Accounts of one or more Participants who are Non-Highly-Compensated Employees, in such amounts as the Employer directs for the purpose of complying with the applicable limits on Matching Contributions in the Code. Such contributions will be taken into account in computing a Participant's contribution percentage but will not be taken into account in the allocation of Matching Contributions.

2.04.    ROLLOVER CONTRIBUTIONS
         ----------------------

         Subject to such restrictions as the Plan Administrator may apply or affirmative refusal by the Plan Administrator to accept rollovers, a Participant may contribute to this Plan, as a Rollover Contribution, a distribution from another qualified pension or profit sharing plan. Amounts so rolled over shall be credited to, and maintained in, the Participant's Rollover Account. Amounts transferred directly from another qualified pension or profit sharing plan shall be treated hereunder as a Rollover Contribution.

                                    SECTION 3
                           LIMITATIONS ON ALLOCATIONS
                           --------------------------

3.01.    LIMITATIONS ON ANNUAL ADDITIONS
         -------------------------------

                  (a) Annual Additions to each Participant's Account shall not exceed the lesser of (i) $30,000 or, if greater, 1/4 of the defined benefit dollar limitation under Section 415(b)(1) of the Code; or (ii) 25% of the Participant's compensation for the Limitation Year.

                           For purposes of this section, "compensation" shall
mean compensation as defined in Treasury Regulation Section 1.415-2(d) and shall include wages, salaries, fees for professional services, percentage of profits, Earned Income in the case of a Self-Employed Individual, disability payments, paid or reimbursed moving expenses to the extent not deductible by the Participant, medical reimbursement items and the value of a non-qualified stock option to the extent includable in an Employee's gross income upon making the election under Code Section 83(b). Specifically excluded are salary deferral contributions that are not included in the Participant's gross income for the year of contribution, distributions from most deferred compensation plans, amounts realized from the sale of a non-qualified stock option plan or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan and most amounts which receive special tax benefits.

                  (b) If the Participant is, or was, covered under a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Limitation Year.

                           The defined benefit plan fraction is a fraction, the
numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Code Section 415(b)(1)(A) in effect for the Limitation Year; or (ii) 1.4 times the Participant's average compensation for the three consecutive years that produced the highest average.

                           The defined contribution plan fraction is a fraction,
the numerator of which is the sum of the Annual Additions to the Participant's Account under all defined contribution plans maintained by the Employer (whether or not terminated) for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer:
(i) 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A); or (ii) 1.4 times the amount which may be taken into account under Code Section 415(c)(1)(B).

                           For any years in which the Plan is "top heavy," "1.0"
shall be substituted for "1.25" in the preceding two paragraphs.

                           If, in any Limitation Year, the sum of the defined
benefit plan fraction and the defined contribution plan fraction exceeds 1.0, the rate of benefit accruals under this Plan will be reduced so that the sum of the fractions equals 1.0.

3.02.    CORRECTIVE ADJUSTMENTS
         ----------------------

         If, due to a reasonable error in estimating a Participant's annual compensation or in determining the amount of Section 401(k) Contributions which may be made under the limits of Section 415 of the Code, or due to the allocation of Forfeitures, an excess Annual Addition exists, such excess will be disposed of as follows:

                  (a) At the discretion of the Plan Administrator, Section 401(k) Contributions may be returned to the Participant.

                  (b) If an excess still exists, the excess amount will be used to reduce Employer contributions for such Participant in the next, and succeeding, Limitation Years. If the Participant was not covered by the Plan at the end of the Limitation Year, such excess will be held unallocated in a suspense account and applied to reduce Employer contributions for all remaining Participants in the next, and succeeding, Limitation Years.

3.03.    MAXIMUM SECTION 401(k) CONTRIBUTIONS FOR HIGHLY-COMPENSATED EMPLOYEES
         ---------------------------------------------------------------------

                  (a) A Participant's Section 401(k) Contributions for 1987 or any later calendar year are not to exceed $7,000 (as adjusted in accordance with Section 402(g) of the Code). If a Participant's Section 401(k) Contributions, combined with elective deferrals to other plans, exceed such limit, the Participant may assign to the Plan any portion of the excess (the "excess deferrals") by notifying the Plan Administrator in writing of such excess deferrals by March 31 of the following year. No notice is required for any excess deferrals which arise solely from Section 401(k) Contributions to this Plan and elective deferrals to other plans sponsored by the Employer and its Affiliates. Any excess deferrals, and income allocatable to such excess deferrals, shall be distributed to the Participant no later than the April 15 of the following year. For this purpose, income allocable to the excess deferrals shall be income for the year during which the excess deferrals were made.

                  (b) The deferral percentage for eligible Highly-Compensated Employees under this Plan shall not exceed the greater of (i) 125% of such percentage for eligible Non-Highly-Compensated Employees; or (ii) the lesser of
(A) 200% of such percentage for eligible Non-Highly-Compensated Employees; or
(B) such percentage for eligible Non-Highly-Compensated Employees plus two percentage points, effective for Plan Years starting after December 31, 1986.

                  (c) For purposes of this section, the deferral percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of (i) the
Section 401(k) Contributions paid under the Plan on behalf of each such Employee for such Plan Year to (ii) the Employee's Compensation for such Plan Year.

                  (d) When determining whether a plan satisfies the deferral percentage test, all Section 401(k) Contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b), other than Code Section 410(b)(2)(A)(ii), are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The contribution ratio of a Highly-Compensated Employee will be determined (using all Plan Years ending with or within the same calendar year) by treating all plans subject to Code Section 401(k) under which the Highly-Compensated Employee is eligible as a single plan.

                  (e) Any Employee who is eligible to make Section 401(k) Contributions under this Plan is an eligible Employee for purposes of this section.

                  (f) The Plan shall not be treated as failing to meet the requirements of this section for any Plan Year if, before the close of the following Plan Year (and if practical, to avoid certain excise taxes, before the close of the first 2 1/2 months of the following Plan Year), the amount of the excess contributions for such Plan Year and any income allocable to such contributions is distributed. For this purpose, income allocable to excess contributions shall be income for the Plan Year for which the excess contributions were made. Any distribution of the excess contributions for any Plan Year shall be made to Highly-Compensated Employees on the basis of the respective portions of such amounts attributable to each of such Employees. For purposes of this section, the term "excess contributions" shall mean, with respect to any Plan Year, the excess of (i) the amount of the Section 401(k) Contributions made on behalf of Highly-Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted under the contribution percentage requirement described above (determined by reducing contributions made on behalf of Highly-Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

                  (g) Notwithstanding previous paragraphs in this section, in the case of a Highly-Compensated Employee who is either a 5% owner or one of the ten most Highly-Compensated Employees and is thereby subject to the family aggregation rules of Code Section 414(q)(6), the actual deferral ratio (ADR) for the family group (which is treated as one Highly-Compensated Employee) is the ADR determined by combining the contributions and Compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contributions and Compensation of all Family Members are disregarded in determining the actual contribution percentages for the groups of Highly-Compensated Employees and Non-Highly-Compensated Employees.

                  (h) In the case of a Highly-Compensated Employee whose ADR is determined under the family aggregation rules described in the previous paragraph, the determination of the amount of excess contributions shall be made as follows:

                           (i) If the Highly-Compensated Employee's ADR is determined by combining the contributions and Compensation of all Family Members, then the ADR is reduced in accordance with the "leveling" method described in Section 1.401(k)-1(f)(2) of the regulations; and the excess contributions for the family unit are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

                           (ii) If the Highly-Compensated Employee's ADR is determined by combining the contributions and Compensation of only those Family Members who are highly compensated without regard to family aggregation, then the ADR is reduced in accordance with the leveling method but not below the ADR of eligible non-highly-compensated Family Members.
                                    Excess contributions are determined by
                                    taking into account the contributions of the eligible Family Members who are highly compensated without regard to family aggregation and are allocated among such Family Members in proportion to their contributions. If further reduction of the ADR is required, excess contributions resulting from this reduction are determined by taking into account the contributions of all eligible Family Members and are allocated among such Family Members in proportion to their contributions.

3.04.    MAXIMUM MATCHING CONTRIBUTIONS FOR HIGHLY-COMPENSATED EMPLOYEES
         ---------------------------------------------------------------

                  (a) The contribution percentage for eligible
Highly-Compensated Employees under this Plan shall not exceed the greater of (i) 125% of such percentage for all other eligible Employees; or (ii) the lesser of
(A) 200% of such percentage for all other eligible Employees; or (B) such percentage for all other eligible Employees plus two percentage points, effective for Plan Years starting after December 31, 1986.

                  (b) For purposes of this section, the contribution percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of (i) the Matching Contributions paid under the Plan on behalf of each such Employee for such Plan Year to (ii) the Employee's Compensation for such Plan Year.

                  (c) For purposes of this section, when determining whether a plan satisfies the contribution percentage test, all after tax contributions and matching contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b), other than Code Section 410(b)(2)(A)(ii), are to be treated as made under a single plan; and if two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. The contribution ratio of a Highly-Compensated Employee will be determined (using all Plan Years ending with or within the same calendar year) by treating all plans subject to Code Section 401(m) under which the Highly-Compensated Employee is eligible as a single plan.

                  (d) Any Employee who is eligible to receive a Matching Contribution under the Plan shall be considered an "eligible employee" for purposes of this section.

                  (e) The Plan shall not be treated as failing to meet the requirements of this section for any Plan Year if, before the close of the following Plan Year (and if practical, to avoid certain excise taxes, before the close of the first 2 1/2 months of the following Plan Year), the amount of the excess aggregate contributions for such Plan Year and any income allocable to such contributions is distributed. For this purpose, income allocable to excess contributions shall be income for the Plan Year for which the excess contributions were made. Any distribution of the excess aggregate contributions for any Plan Year shall be made to Highly-Compensated Employees on the basis of the respective portions of such amounts attributable to each of such Employees. For purposes of this section, the term "excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of the Matching Contributions actually made on behalf of Highly-Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted under the contribution percentage requirement described above (determined by reducing contributions made on behalf of Highly-Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

                  (f) Notwithstanding previous paragraphs in this section, in the case of a Highly-Compensated Employee who is either a 5% owner or one of the ten most Highly-Compensated Employees and is thereby subject to the family aggregation rules of Code Section 414(q)(6), the actual contribution ratio (ACR) for the family group (which is treated as one Highly-Compensated Employee) is the ACR determined by combining the contributions and Compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contributions and Compensation of all Family Members are disregarded in determining the actual contribution percentages for the groups of Highly-Compensated Employees and Non-Highly-Compensated Employees.

                  (g) In the case of a Highly-Compensated Employee whose ACR is determined under the family aggregation rules described in the previous paragraph, the determination of the amount of excess aggregate contributions shall be made as follows:

                           (i) If the Highly-Compensated Employee's ACR is determined by combining the contributions and Compensation of all Family Members, then the ACR is reduced in accordance with the "leveling" method described in Section 1.401(m)-1(e)(2) of the regulations and the excess aggregate contributions for the family unit are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

                           (ii) If the Highly-Compensated Employee's ACR is determined by combining the contributions and Compensation of only those Family Members who are highly compensated without regard to family aggregation, then the ACR is reduced in accordance with the leveling method but not below the ACR of eligible non-highly-compensated Family Members.
                                    Excess aggregate contributions are
                                    determined by taking into account the
                                    contributions of the eligible Family Members who are highly compensated without regard to family aggregation and are allocated among such Family Members in proportion to their contributions. If further reduction of the ACR is required, excess aggregate contributions resulting from this reduction are determined by taking into account the contributions of all eligible Family Members and are allocated among such Family Members in proportion to their contributions.

                  (h) If the Section 401(k) Contributions and Matching Contributions for a Plan Year would result in the multiple use of the alternative limitation (as defined in Section 401(m) of the Code and the regulations thereunder which are hereby incorporated by reference), the Section 401(k) Contributions and Matching Contributions of Highly-Compensated Employees will be distributed (or, if forfeitable under the plan, forfeited) in accordance with Section 401(m) of the Code and the regulations thereunder as directed by the Plan Administrator, so that there is no multiple use of the alternative limitation.

                                    SECTION 4
                             PARTICIPANTS' ACCOUNTS
                             ----------------------

4.01.    ESTABLISHMENT OF ACCOUNTS
         -------------------------

         The Plan Administrator shall establish and maintain the following Accounts for a Participant: (a) a Profit Sharing Account; (b) a Section 401(k) Account; (c) a Matching Account; and (d) a Rollover Account. All of a Participant's Accounts shall be referred to in the aggregate as the Participant's "Account."

4.02.    INVESTMENT OF ACCOUNTS
         ----------------------

         Each sum credited to a Participant's Account shall be invested by the Trustee in such investment vehicles pursuant to directions given by the Participant to the Plan Administrator pursuant to procedures and limitations established by the Plan Administrator and communicated to all Participants. Each Participant shall be fully responsible for his investment decisions regarding his Account under the Plan.


                                    SECTION 5
                       VALUATION OF PARTICIPANTS' ACCOUNTS
                       -----------------------------------

5.01.    VALUATIONS
         ----------

         As of each Valuation Date, or more frequently at the election of the Plan Administrator, the Plan Administrator shall obtain an evaluation of the assets of the Trust Fund from the Trustee on the basis of the market value of the assets of the Trust Fund. On the basis of such valuation, the Participants' Accounts shall be adjusted as of such Valuation Date to reflect the effect of income received or accrued, realized and unrealized profits and losses, expenses, payments to Participants and all other transactions in the period since the last preceding Valuation Date.

5.02.    METHOD OF ADJUSTMENT
         --------------------

         The amount to the credit of each Participant's Account shall be adjusted as of each Valuation Date by the following credits and charges for the period since the last Valuation Date, in the order specified:

                  (a) Distributions will be debited from the Participant's Account.

                  (b) At the option of the Plan Administrator, contributions may be credited to the Participant's Account on such a time weighted basis as the Plan Administrator determines.

                  (c) Earnings and losses of the Trust Fund will be allocated to the Participant's Account according to the Participant's adjusted Account. Where there is more than one investment fund in the Trust Fund and/or Participants are permitted to direct the investment of their Accounts, calculations shall be based upon the portion of the Participant's Account invested in an investment fund or investment.

                  (d) Contributions not previously credited under this section will be credited to the Participant's Account.


                                    SECTION 6
                               RETIREMENT BENEFITS
                               -------------------

6.01.    ELIGIBILITY FOR RETIREMENT
         --------------------------

         A Participant may retire from the employ of the Employer and become eligible for a retirement benefit under the Plan on his Normal Retirement Date, Early Retirement Date or Late Retirement Date.

6.02.    AMOUNT OF RETIREMENT BENEFIT
         ----------------------------

         The amount which a Participant shall be entitled to receive upon his Normal Retirement Date, Early Retirement Date or Late Retirement Date shall be the value of his Account as of the last Valuation Date preceding his Normal Retirement Date, Early Retirement Date or Late Retirement Date, as applicable, plus any contributions subsequently allocated to his Account and less any distributions subsequently made to him. The amount referred to in this paragraph shall be nonforfeitable.


                                    SECTION 7
                                 DEATH BENEFITS
                                 --------------


7.01.    AMOUNT OF DEATH BENEFIT
         -----------------------

         The death benefit under this Plan shall be equal to the value of the deceased Participant's Account as of the last Valuation Date preceding the date of his death, plus any contributions subsequently allocable to his Account and less any distributions subsequently made to him.

7.02.    DESIGNATION OF BENEFICIARY
         --------------------------

         Subject to the provisions of Section 7.03, each Participant shall designate by a written instrument filed with the Plan Administrator one or more Beneficiaries who, upon the death of the Participant, shall be entitled to receive the death benefit described in Section 7.01. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments must be made to each Beneficiary. In the absence of such specification, payments shall be made in equal shares to all named Beneficiaries then living at the time of the Participant's death. To the extent otherwise consistent with this Plan, a Participant may change his Beneficiary from time to time by written notice delivered to the Plan Administrator in the manner prescribed by the Plan Administrator. If no Beneficiary has been designated or if no designated Beneficiary is living at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, shall be made to the surviving person or persons in the first of the following classes of successive preference of Beneficiaries: (a) Surviving Spouse; (b) executors or administrators of the estate of such deceased Participant. Any minor's share shall be paid to such adult or adults as have, in the opinion of the Plan Administrator, assumed custody and support of such minor. Proof of death satisfactory to the Plan Administrator must be furnished prior to the payment of any death benefit under the Plan.

         Once benefits begin to be paid to a Beneficiary pursuant to this section, such Beneficiary shall name in a writing filed with the Plan Administrator an individual or individuals to receive the remainder of such benefit, if any, upon the death of the Beneficiary. In the absence of such a designation by the Beneficiary, such remaining benefit, if any, shall be paid to the estate of the Beneficiary.

7.03.    DISTRIBUTION OF DEATH BENEFIT
         -----------------------------

         If a Participant dies without a Surviving Spouse either before retirement or after retirement, but before a complete distribution of his Account, the death benefit described in Section 7.01 shall be distributed to his Beneficiary, in accordance with the provisions of Section 11.

         If a Participant dies with a Surviving Spouse either before retirement or after retirement, but before distribution of his Account has commenced pursuant to Section 11, the death benefit described in Section 7.01 shall be paid to his Surviving Spouse, in accordance with the provisions of Section 11. However, if the Spouse consents to an alternate Beneficiary to receive the death benefit under this section, such death benefit shall be distributed to such alternate Beneficiary, in accordance with the provisions of Section 11. For purposes of the preceding sentence, the consent of the Spouse must (a) be in writing; (b) designate a specific Beneficiary, including any class of beneficiaries or contingent beneficiaries, which may not be changed without the consent of the Spouse (or the Spouse expressly permits designations by the Participant without further consent of the Spouse); (c) acknowledge the effect of such consent; and (d) be witnessed by a Plan representative or notary public.


                                    SECTION 8
                               DISABILITY BENEFITS
                               -------------------

8.01.    AMOUNT OF DISABILITY BENEFIT
         ----------------------------

         If a Participant becomes "totally and permanently disabled" as defined in Section 8.02, such Participant shall be entitled to receive as a disability benefit the value of his Account as of the last Valuation Date preceding the date that the Plan Administrator determines him to be "totally and permanently disabled," plus any contributions subsequently allocated to him and less any distributions subsequently made to him. This provision shall be consistently and uniformly applied in a nondiscriminatory manner.

8.02.    DETERMINATION OF TOTAL AND PERMANENT DISABILITY
         -----------------------------------------------

         A Participant shall be considered to be "totally and permanently disabled" if it is established by a licensed physician selected by the Plan Administrator that (a) the Participant has suffered a disability which is expected to result in his death or last for not less than 12 months; (b) the Participant is not able to perform his job or any job for which he is reasonably suited as a result of his education, training and experience; and (c) the Participant qualifies for Social Security disability benefits. The determination by the Plan Administrator with respect to whether a Participant is totally and permanently disabled shall be made in a nondiscriminatory manner.


                                    SECTION 9
                       IN-SERVICE AND TERMINATION BENEFITS
                       -----------------------------------

9.01.    AMOUNT OF BENEFITS UPON TERMINATION OF EMPLOYMENT
         -------------------------------------------------

         If a Participant leaves the employ of the Employer for any reason other than retirement, death or disability in accordance with Section 6, 7 or 8 hereof, he shall be entitled to receive the vested portion of his Account, as determined on the Valuation Date preceding the date of his termination of employment with the Employer or election to take a distribution, plus any
Section 401(k) Contributions and/or Rollover Contributions added to his Account since such last Valuation Date less any distributions subsequently made to such Participant. Such nonforfeitable percentage shall be determined in accordance with Section 10.01 of the Plan.

9.02.    IN-SERVICE DISTRIBUTIONS AT AGE 59 1/2
         --------------------------------------

         A Participant who is 100% vested in his Account and who has attained age 59 1/2 may withdraw from the Trust as of any Valuation Date all of his Account or any portion which would not reduce the amount in such Account to less than $500. Upon receipt of a request for a withdrawal which would reduce the balance to less than $500, the Trustee will distribute the entire amount in such Account. In-service distributions can be made no more frequently than once each Plan Year and will be charged against a Participant's Account in such a nondiscriminatory manner as the Plan Administrator determines.

9.03.    HARDSHIP DISTRIBUTIONS
         ----------------------

                  (a) A Participant may apply to the Plan Administrator for a hardship distribution, of the amount necessary to satisfy an immediate and heavy financial need, from the Participant's Account balance (less income allocated to the Participant's Section 401(k) Account after December 31, 1988). Hardship distributions will be deemed to be made as of the Valuation Date preceding the date of distribution and will reduce the Participant's Account accordingly. Hardship distributions will be charged against a Participant's Account in such manner as the Plan Administrator determines.

                  (b) For purposes of this Plan, an immediate and heavy financial need is the need for money for:

                           (i) expenses for or necessary to obtain medical care described in Section 213(d) of the Code for the Participant or the Participant's Spouse or dependents;

                           (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                           (iii)    the payment of tuition and related
                                    educational fees for the next 12 months of post secondary education for the Participant or the Participant's Spouse, children or dependents;

                           (iv) the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

                           (v) any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

                           (c) An amount is necessary to satisfy an immediate
and heavy financial need if:

                           (i) the amount distributed does not exceed the amount of the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution);

                           (ii) the Participant has obtained all other distributions and all nontaxable loans currently available under the Plan and any other plans maintained by the Employer or an Affiliate;

                           (iii) a Participant who has received a hardship distribution will not be eligible to make any Section 401(k) Contributions for the 12 months after the hardship distribution, under this Plan or any other plan maintained by the Employer or any Affiliate; and

                           (iv) for the calendar year following the calendar year of the hardship distribution, the Participant's Section 401(k) Contributions will not exceed $7,000 (as adjusted under Section 402(g) of the Code) less the amount of the Participant's Section 401(k) Contributions in the calendar year of the hardship distribution.

9.04.    DISTRIBUTION OF ROLLOVER CONTRIBUTIONS
         --------------------------------------

         A Participant may withdraw from the Trust, as of any Valuation Date, all of his Rollover Account or any portion thereof which would not reduce the amount in such Account to less than $500. Upon receipt of a request for withdrawal of a portion of such Account which would reduce it to less than $500, the Trustee will distribute the entire amount of such Account.


                                   SECTION 10
                                     VESTING
                                     -------

10.01.   DETERMINATION OF VESTED BENEFITS
         --------------------------------

         Vesting of a Participant's Account under this Plan shall be determined as follows:

                  (a) Any amounts credited to an individual's Section 401(k) Account and Rollover Account shall be fully vested and nonforfeitable at all times.

                  (b) Effective October 1,1989, any amounts credited to an individual's Profit Sharing Account and Matching Account shall be fully vested and nonforfeitable at all times.

10.02.   FULL VESTING AT NORMAL RETIREMENT AGE
         -------------------------------------

         Notwithstanding any provision in this Plan to the contrary, all amounts credited to an individual's Account shall be fully vested and nonforfeitable if the individual attains Normal Retirement Age prior to terminating employment.

10.03.   TERMINATION AFTER ELIGIBILITY FOR RETIREMENT
         --------------------------------------------

         The termination of a Participant's employment with the Employer after he is eligible for retirement under the Plan shall be considered a retirement.

10.04.   SERVICE FOR VESTING
         -------------------

         Years of Service for vesting purposes shall include all Years of Service with the Employer, provided that service before the Employee attains the age of 18 years shall be excluded.


                                   SECTION 11
                               PAYMENT OF BENEFITS
                               -------------------

11.01.   METHOD OF PAYMENT
         -----------------

         At the time a Participant becomes entitled to receive any distribution, the Trustee, acting in accordance with the written instructions of the Plan Administrator, shall make payment from the Trust Fund to such Participant or his Beneficiary in one of the following optional methods of payment elected by such Participant or Beneficiary:

                  (a) a lump sum;

                  (b) periodic installments over a period of time to be elected by the Participant;

                  (c) any other annuity form of payment provided by an insurance company through the purchase of an annuity contract; or

                  (d) any combination thereof.

         Notwithstanding the provisions of the previous paragraph, in the event that a married Participant elects any optional method of payment which provides an annuity, the benefit of such married Participant shall be paid in the form of a Qualified Joint and Survivor Annuity, unless, within the 90-day period ending on the Annuity Starting Date, the Spouse of the Participant consents, pursuant to a Qualified Election, to an optional method of payment.

         If a Participant's Account is to be distributed in other than an immediate lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

                  (a) the life of the Participant;

                  (b) the life of the Participant and a designated Beneficiary;

                  (c) a period certain not extending beyond the life expectancy of the Participant; or

                  (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

11.02.   TIMING OF PAYMENTS
         ------------------

         Unless the Participant or Beneficiary elects otherwise, the payment of retirement, death and disability benefits shall begin no later than 60 days after the latest of the close of the Plan Year in which (a) the Participant attains his Normal Retirement Age; (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the Participant terminates service with the Employer. Effective for Plan Years beginning after December 31, 1988, in no event will the entire interest of a Participant be distributed, or commence to be distributed, later than the April 1st following the year in which the Participant attains age 70 1/2.

11.03.   INSTALLMENT PAYMENTS
         --------------------

         If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. If the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

11.04.   DISTRIBUTIONS AFTER DEATH
         -------------------------

         If the distribution of the Participant's interest has begun and he dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         Subject to the succeeding paragraph, if the Participant dies before his distribution has begun, his entire interest shall be distributed within five years of his death unless (a) a portion of his interest is payable to or on behalf of a designated Beneficiary; (b) such portion will be distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; and (c) such distribution begins not later than one year after the date of the Participant's death (or such date as prescribed by the Secretary of Treasury).

         Notwithstanding the preceding paragraph, if the designated Beneficiary is the Participant's Surviving Spouse, the date by which distribution must commence under (c) in the preceding paragraph shall be the date the Participant would have attained age 70 1/2. If the Surviving Spouse dies before distribution to said Spouse begins, this section shall apply as if the Surviving Spouse were the Participant. Life expectancy of a Surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time that payment first commences without further calculations. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

11.05.   DISTRIBUTION UPON TERMINATION OF EMPLOYMENT
         -------------------------------------------

         If a Participant terminates service and the value of his vested Account balance does not exceed (or at the time of any prior distribution did not exceed) $3,500, the Participant shall receive a distribution of the value of the entire nonforfeitable portion of his Account in a lump sum as soon as administratively feasible following the termination of his service; and the remainder of his Account will be treated as a Forfeiture.

         If a Participant terminates service and the value of his vested Account balance exceeds (or at the time of any prior distribution exceeded) $3,500 and:
(a) the Participant elects to receive the value of his vested Account, he shall receive such vested Account balance as soon as administratively feasible following the termination of his service; or (b) the Participant does not elect an earlier distribution, he shall receive his vested Account balance as soon as administratively feasible after attainment of age 62. Upon distribution of the Participant's vested Account balance, the remainder of the Participant's Account will be treated as a Forfeiture.

11.06.   ELIGIBLE ROLLOVER DISTRIBUTIONS
         -------------------------------

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution made on or after January 1, 1993 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b) The following definitions will apply for purposes of this section:

                           (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary;
                                    (B) any distribution that is for a specified period of ten years or more; (C) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code

                                    Section 401(a) that accepts the
                                    distributee's eligible rollover
                                    distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Spouse or Surviving Spouse of an Employee or former Employee is a distributee with regard to the interest of the Spouse or Surviving Spouse.

                           (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                   SECTION 12
                             BREAK IN SERVICE RULES
                             ----------------------

12.01.   EFFECT OF BREAK IN SERVICE ON ELIGIBILITY
         -----------------------------------------

         A former Participant who is reemployed by the Employer following the termination of his service shall participate in the Plan on the date of his reemployment.

12.02.   AUTHORIZED LEAVES OF ABSENCE
         ----------------------------

         Authorized leaves of absence, as determined by the Plan Administrator, including military service recognized by law as leave of absence, will be included in determining Years of Service for both eligibility and vesting purposes. All Employees in similar circumstances will be treated alike.


                                   SECTION 13
                                 TRUST AGREEMENT
                                 ---------------

13.01.   DESCRIPTION OF TRUST AGREEMENT
         ------------------------------

         The Employer shall continue the Trust Agreement with the Trustee to provide for the administration of the Trust Fund. With its continuation, the Trust Agreement shall be deemed to form a part of this Plan; and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

                                   SECTION 14
                               PLAN ADMINISTRATION
                               -------------------

14.01.   PLAN ADMINISTRATOR
         ------------------

         The Plan shall be administered by a Plan Administrator. Such Plan Administrator shall be appointed by and serve at the pleasure of the Employer.

14.02.   DUTIES OF PLAN ADMINISTRATOR
         ----------------------------

         The Plan Administrator shall supervise the maintenance of such accounts and records as shall be necessary or desirable to show the contributions of the Employer, allocation to Participants' Accounts, payments from Participants' Accounts, valuations of the Trust Fund and all other transactions pertinent to the Plan.

         The Plan Administrator is authorized to perform, in its discretion, all functions necessary to administer the Plan, including, without limitation, to determine the eligibility and qualification of Employees for benefits under the Plan; to determine the allocation and vesting of contributions, earnings and profits of the Plan; to interpret and construe the terms of the Plan; to adopt rules, regulations and procedures consistent therewith and to decide all disputes with respect to the rights and obligations of Participants in the Plan. If the Trust Agreement permits, the Plan Administrator may direct the Trustee with respect to investment of the assets of the Trust Fund or may employ investment counsel to do so.

         The Plan Administrator may employ one or more persons to render advice with regard to any responsibility it has under the Plan and may designate others to carry out any of its responsibilities.

14.03.   INTERPRETATION OF DOCUMENT
         --------------------------

         The construction and interpretation of the Plan provisions are vested with the Plan Administrator, in its absolute discretion, including, without limitation, the determination of benefits, eligibility and interpretation of Plan provisions. The Plan Administrator will endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances without discrimination. All such decisions, determinations and interpretations shall be final, conclusive and binding upon all parties having an interest in the Plan.

                                   SECTION 15
                                   AMENDMENTS
                                   ----------

15.01.   EMPLOYER'S RIGHT TO AMEND PLAN
         ------------------------------

         The Employer shall have the right at any time, by an instrument in writing, to modify, alter or amend this Plan in whole or in part; provided, however, that no such change shall in any way affect the vested rights of the Employees under this Plan. Effective for Plan Years beginning after December 31, 1988, if an amendment changes the nonforfeitable rights provided in Section 10, each Participant having not less than three Years of Service may elect, during the period beginning when the amendment is adopted and ending no earlier than the latest of (a) 60 days after the amendment's adoption; (b) 60 days after the amendment's effective date; or (c) 60 days after the Participant is issued a written notice of the amendment, to have his nonforfeitable rights computed without regard to such amendment. No amendment to the Plan shall decrease the balance of a Participant's Account or eliminate any optional form of distribution on a retroactive basis.

The Board of Directors of the Employer, an executive committee of the Board of Directors, or other committee of the Board of Directors or any executive officer to which or whom the Board of Directors delegates discretionary authority with respect to the Plan, may exercise the Employer's right to amend or terminate the Plan. Any amendment to the Plan shall be executed by any individual authorized by the Board of Directors of the Employer.


                                   SECTION 16
                        DISTRIBUTIONS ON PLAN TERMINATION
                        ---------------------------------

16.01.   FULL VESTING ON PLAN TERMINATION
         --------------------------------

         When and if this Plan is terminated, after the payment of all expenses and after all adjustments of Participants' Accounts to reflect such expenses, fund profits or losses, income and allocations to date of termination, each Participant shall be fully vested and shall be entitled to receive the entire amount then credited to his Account.

16.02.   PAYMENT ON PLAN TERMINATION
         ---------------------------

         The Plan Administrator shall make payment of each Participant's Account in either cash or assets of the Trust Fund. Such payment shall be made to each Participant in a single lump sum payment. Notwithstanding the foregoing, unless no successor plan is established or as otherwise permitted by Section 401(k)(10) of the Code, no portion of a Participant's Section 401(k) Account will be distributed prior to the Participant's death, disability, termination of employment, attainment of age 59 1/2 or financial hardship.

16.03.   DISCONTINUANCE OF CONTRIBUTIONS; PARTIAL TERMINATION OF PLAN
         ------------------------------------------------------------

         Any complete discontinuance of contributions by the Employer or partial termination of the Plan will be treated as a termination with all affected Participants acquiring nonforfeitable interests in amounts contributed to such date of termination.


                                   SECTION 17
                            CREDITORS OF PARTICIPANTS
                            -------------------------

17.01.   NON-ASSIGNABILITY
         -----------------

         To the extent permitted by law, assignment, pledge or encumbrance of any character of the benefits under the Plan is not permitted or recognized under any circumstances; and such benefits shall not be subject to claims of creditors, execution, attachment, garnishment or any other legal process.

17.02.   QUALIFIED DOMESTIC RELATIONS ORDERS
         -----------------------------------

         Section 17.01 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. In addition to the methods of benefits payment otherwise provided under the Plan, a qualified domestic relations order may provide for an immediate lump sum distribution to the alternate payee named therein upon the determination by the Plan Administrator that the order constitutes a qualified domestic relations order.

17.03.   LOANS TO PARTICIPANTS
         ---------------------

                  (a) PERMISSIBILITY OF LOANS. Any Participant may borrow funds from his Account pursuant to a loan program established by the Trustee and administered by the Plan Administrator. Any loan granted under such program shall be deemed an investment of the Account of the Participant to whom the loan is made. All loans to Participants from the Plan must comply with the provisions of paragraphs (b) and (c) of this section.

                  (b) CODE SECTION 72(p) LIMITATIONS. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or (ii) one-half the present value of the vested Account balance of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), 414(m) and 414(o) are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan will be treated as a loan under this section. The foregoing loan provisions will be effective for loans made, renewed, renegotiated, modified or extended after December 31, 1986 except that a loan made or renewed on or before October 18, 1989, may be for an amount up to $10,000 even if such amount exceeded one-half of the Participant's vested Account balance.

                  (c) ADDITIONAL REQUIREMENTS. All loans made under this Plan shall, in accordance with Code Section 4975(d)(1), comply with the following requirements:

                           (i) Loans shall be made available to all Participants on a reasonably equivalent basis.

                           (ii) Loans shall not be made available to Highly-Compensated Employees in an amount greater than the amount made available to other Employees.

                           (iii) Each Participant shall apply for a loan by filing a written application with the Plan Administrator stating, at least, the amount required to be borrowed and the reason for such loan.

                           (iv) The Plan Administrator shall review each application and shall apply criteria established in a nondiscriminatory manner to determine whether to approve any loan to any Participant. Such criteria shall include, but not be limited to, the credit worthiness of the Participant, the amount of the loan requested, the security for such loan and the reason stated by the Participant for the need for such loan.

                           (v) Loans must be adequately secured and bear a reasonable interest rate. For this purpose, a Participant's vested Account shall constitute sufficient collateral for a loan, provided that at no time may more than 50% of such vested Account be used as security for all outstanding loans made to the Participant under the Plan, determined immediately after the most recent loan is extended. A reasonable interest rate shall be determined for each loan by the Plan Administrator based upon prevailing interest rates for similar loans in the surrounding business community in which the Plan is administered.

                           (vi) Default on a loan shall exist upon the occurrence of any event enumerated as an "Event of Default" in the promissory note or security agreement executed by the Participant. In the event of default, foreclosure on the note and attachment of the portion of the

                                    Participant's Account provided as security will occur upon a distributable event under the Plan.


                                   SECTION 18
                                CLAIMS PROCEDURES
                                -----------------

18.01.   FILING A CLAIM FOR BENEFITS
         ---------------------------

         A Participant or Beneficiary or the Employer acting on behalf of such Participant or Beneficiary shall notify the Plan Administrator of a claim for benefits under the Plan. Such request shall be in writing to the Plan Administrator and shall set forth the basis of such claim and shall authorize the Plan Administrator to conduct such examinations as may be necessary for the Plan Administrator to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

         A decision by the Plan Administrator shall be made promptly and not later than 90 days after the Plan Administrator's receipt of the claim for benefits under the Plan, unless special circumstances require an extension of the time for processing; in which case, a decision shall be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim for benefits.

18.02.   DENIAL OF CLAIM
         ---------------

         Whenever a claim for benefits by any Participant or Beneficiary has been denied by the Plan Administrator, a written notice prepared in a manner calculated to be understood by the Participant or Beneficiary must be provided setting forth:

                  (a) the specific reasons for the denial;

                  (b) the specific reference to the pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the Plan's claim review procedure.

18.03.   REMEDIES AVAILABLE TO PARTICIPANTS
         ----------------------------------

         Upon denial of his claim by the Plan Administrator, a Participant or
Beneficiary:

                  (a) may request a review by a named fiduciary, other than the Plan Administrator, upon written application to the Plan;

                  (b) may review pertinent Plan documents; and

                  (c) may submit issues and comments in writing to a named fiduciary.

         A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

         A decision by a named fiduciary shall be made promptly and not later than 60 days after the named fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing; in which case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review by a named fiduciary shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.


                                   SECTION 19
                                 TOP HEAVY RULES
                                 ---------------

19.01.   DEFINITIONS
         -----------

         If the Plan is or becomes top heavy in any Plan Year, with respect to such Plan Year, the provisions of this Section 19 will supersede any conflicting provisions in the Plan. The following definitions and rules are necessary to comply with related federal tax requirements:

                  (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A); (ii) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual compensation exceeds the dollar limitation under Code Section 415(c)(1)(A); (iii) a 5% owner of the Employer; or (iv) a 1% owner of the Employer who has annual compensation of more than $150,000. For purposes of this section, annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

                  (b) Non-Key Employee: Any Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.

                  (c) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of such Plan Year.

                  (d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                  (e) Required Aggregation Group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

                  (f) Top-Heavy Plan: The Plan, if it meets the requirements of
Section 19.02.

19.02.   TOP HEAVY STATUS
         ----------------

         This Plan, and any other plans aggregated with it, will become top heavy pursuant to this Section 19.02, as of the Determination Date, if the present value of accrued benefits for Key Employees is more than 60% (90% in the case of "super top heavy") of the sum of the present value of accrued benefits of all Employees, excluding former Key Employees. In the case of more than one plan which is to be aggregated, the present value of the accrued benefits (including distributions for Key Employees and all Employees) is first determined separately for each plan as of each plan's determination date. The plans then will be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year. The combined results will indicate whether the plans are top heavy.

                  The account balances and accrued benefits of a Participant who has not performed services for the Employer maintaining the Plan during the five-year period ending on the Determination Date will be disregarded.

         The present value of accrued benefits as of the Determination Date for any individual is the sum of (a) the Account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date; (b) an adjustment for contributions due as of the Determination Date; and
(c) the aggregate distributions made with respect to such individual under the Plan during the five-year period ending on the Determination Date. For a profit sharing plan, the adjustment in (b) is generally the amount of contributions actually made after the Valuation Date but on or before the Determination Date.

         In determining whether the Plan is top heavy, it must be aggregated with each plan included in the Required Aggregation Group. In addition, the Employer may aggregate plans included in the Permissive Aggregation Group.

19.03.   MINIMUM CONTRIBUTIONS
         ---------------------

         For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee employed on the last day of the Plan Year (including those Participants who did not complete 1,000 Hours of Service in the Plan Year) must receive an annual allocation of contributions (disregarding Social Security benefits) equal to at least 3% of his Compensation; provided that, if the largest percentage of Compensation allocated to a Key Employee for a Plan Year is less than 3%, that largest percentage will be substituted for 3%. For any year in which the Employer maintains a defined benefit plan in addition to this Plan, the requirements of this paragraph will be satisfied by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For any year in which the Employer maintains another defined contribution plan in addition to this Plan, the minimum benefit described in this paragraph shall be provided by such other defined contribution plan.

                                   SECTION 20
                                  MISCELLANEOUS
                                  -------------

20.01.   EMPLOYER'S RIGHT TO TERMINATE EMPLOYEES
         ---------------------------------------

         The right of the Employer to terminate the employment of any of its Employees shall not in any way be affected by an Employee's participation in this Plan.

20.02.   GENDER AND NUMBER
         -----------------

         Wherever used in this Plan, a masculine pronoun shall refer to both the masculine and feminine; and a singular pronoun shall refer to both singular and plural, unless the context clearly requires otherwise.

20.03.   MERGER OR CONSOLIDATION
         -----------------------

         In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan would (if this Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to, or greater than, the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

20.04.   NAMED FIDUCIARIES
         -----------------

         The named fiduciaries of this Plan shall be the Plan Administrator, the Trustee and the Employer.

20.05.   LIMITATIONS ON PAYMENT
         ----------------------

         No payment shall be made to any incompetent person (through minority or otherwise) until the Plan Administrator shall have been furnished evidence satisfactory to it of the person to whom such payment shall be made and his right to receive the same. Until furnished such evidence, all amounts so payable shall be held in trust for the person or persons entitled to receive them, separate and apart from the Plan's general Trust Fund.

20.06.   LIMITATION ON REVERSION OF CONTRIBUTIONS
         ----------------------------------------

         Except as provided in paragraphs (a) through (c) below, Employer contributions made under the Plan shall be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

                  (a) In the case of a contribution made by the Employer based upon a mistake of fact, such contribution may be returned to the Employer within one year after it was contributed to the Plan.

                  (b) In the case of a contribution conditioned on the Plan's qualification under Code Section 401(a), if the Plan fails to qualify initially, such contribution may be returned to the Employer within one year after the date the Plan's qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                  (c) In the case of a contribution conditioned upon its deductibility under Code Section 404, to the extent the deduction is disallowed, the amount disallowed may be returned to the Employer within one year after the disallowance.

20.07.   NOTICE REQUIREMENTS
         -------------------

                  In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide each Participant a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                                   SECTION 21
                                   DEFINITIONS
                                   -----------

         Whenever used herein, the following words and phrases shall have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.

         "ACCOUNT" means a Participant's Profit Sharing Account, Matching Account, Section 401(k) Account and Rollover Account. "Account" means the aggregate of such Accounts.

         "ADJUSTMENT FACTOR" means the cost-of-living adjustment prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

         "AFFILIATE" means any other employer which, together with the Employer, is a member of: (a) a controlled group of corporations or of a commonly controlled trade or business as defined in Code Sections 414(b) and (c) and as modified by Code Section 415(h); (b) an affiliated service group as defined in Code Section 414(m); or (c) any other organization described in Code Section 414(o).

         "ANNUAL ADDITIONS" means the sum of the following amounts credited to a Participant's Account for the Limitation Year under all defined contribution plans maintained by the Employer:

                  (a) Employer contributions (Profit Sharing Contributions, Matching Contributions and Section 401(k) Contributions, including excess contributions);

                  (b) Forfeitures;

                  (c) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and

                  (d) Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Section 416(i) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer. The amounts described under this paragraph (e) shall not be subject to the 25% of compensation limit provided in Section 3.01.

         For purposes of the Plan, any excess amount applied to reduce Employer contributions in the Limitation Year will be considered Annual Additions for such Limitation Year.

         "ANNUITY STARTING DATE" means the first day of the first period for which an amount is paid as an annuity or in any other form.

         "BENEFICIARY" means the individual, individuals or trust designated by the Participant under the terms of Section 7 to receive the death benefit payable under the Plan.

         "CODE" means the Internal Revenue Code of 1986, as may be amended from time to time, and corresponding provisions of future federal internal revenue codes.

         "COMPENSATION" means all compensation paid or accrued to the Participant, including, to the extent applicable, any Earned Income; provided,
(a) effective for Plan Years beginning after December 31, 1988, compensation paid by the Employer during any Plan Year in excess of $200,000 multiplied by the Adjustment Factor shall be excluded; and (b) effective for Plan Years beginning after December 31, 1993, compensation paid by the Employer during any Plan Year in excess of $150,000, adjusted under Code Section 401(a)(17), shall be excluded. In determining the compensation of a Participant for purposes of the $200,000 or $150,000 limit, the family aggregation rules of Code Section 414(q)(6) will apply, except in applying such rules, the term "family" will include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, compensation would exceed the adjusted $200,000 or $150,000 limitation, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for the permitted disparity) the limitation will be prorated among the affected persons in proportion to each such person's compensation as determined under this paragraph prior to the application of this limitation.

         "CURRENT PARTICIPANT" means, with respect to any determination made under the Plan, a Participant who is employed by the Employer on the last day of the Plan Year as of which the determination is made or who died, retired or became disabled during such Plan Year.

         "EARLY RETIREMENT DATE" means the first day of the month coincident with or following the date on which a Participant attains age 55

         "EARNED INCOME" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under
Section 404 of the Code.

         Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

         "EFFECTIVE DATE" for this amended and restated Plan means: (a) in the case of any change in the Plan required by a change in the Code or ERISA, date on which such change in the Plan is required to be effective; or (b) in the case of any other change in the Plan, October 1, 1994, unless otherwise stated in the Plan

         "EMPLOYEE" means any person who is an employee of the Employer or an Affiliate, excluding a person who is a Leased Employee.

         "EMPLOYER" means Winton Savings & Loan Company, and any Affiliate which, with the consent of the Employer, adopts this Plan and joins in the Trust Agreement.

         "EMPLOYMENT COMMENCEMENT DATE" means the date on which the Employee first performs an Hour of Service for the Employer.

         "ENROLLMENT DESIGNATION" means an agreement, on a form or by a method prescribed by the Plan Administrator, between a Participant and the Employer providing for reduction of the Participant's Compensation and the making of
Section 401(k) Contributions to the Plan.

         "FAMILY MEMBER" means, with respect to any individual, such individual's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

         "FULL TIME" means employment with the Employer for not less than 500 hours during the 12 consecutive calendar months for which a determination is made.

         "HIGHLY-COMPENSATED EMPLOYEE" means a highly-compensated active employee and a highly-compensated former employee. A highly-compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year (a) received compensation from the Employer in excess of $75,000 multiplied by the Adjustment Factor; (b) received compensation from the Employer in excess of $50,000 multiplied by the Adjustment Factor and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A).

         The term Highly-Compensated Employee also includes: (a) Employees who are both described in the preceding paragraph if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (c) in the preceding paragraph during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly-Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

         A highly-compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year and was a highly-compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. A separation year is the determination year the Employee separates from service. If an Employee is, during a determination year or look-back year, a Family Member of either a 5% owner who is an active or former Employee or a Highly-Compensated Employee who is one of the 10 most Highly-Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the 5% owner or top-10 Highly-Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-10 Highly-Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-10 Highly-Compensated Employee.

         Notwithstanding the previous paragraph, with respect to any Employee who separated from service prior to January 1, 1987, the Plan may provide that such an Employee will be included as a Highly-Compensated Employee only if the Employee was a 5% owner or received compensation in excess of $50,000 during (a) the Employee's separation year (or the year preceding such separation year); or
(b) any year ending on or after such individual's 55th birthday (or the last year ending before such Employee's 55th birthday).

         The determination of who is a Highly-Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code
Section 414(q) and the regulations thereunder.

         "HOUR OF SERVICE" means:

                  (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

                  (b) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, absence for maternity or paternity reasons, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

                  (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

                  (d) in the case of a Participant who is absent from work for maternity or paternity reasons, such Participant shall have credited, solely for purposes of determining whether a One-Year Break in Service has occurred for eligibility and vesting, in the year in which the absence begins if necessary to prevent a One-Year Break in Service for such year; or in the following year, the number of hours that would normally have been credited but for such absence; or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The total number of hours treated as Hours of Service under this paragraph shall not exceed 501 hours. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of pregnancy of the Participant; (ii) by reason of the birth of a child of the Participant; (iii) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         "LATE RETIREMENT DATE" means the first day of the month following the Participant's actual retirement after his Normal Retirement Date.

         "LEASED EMPLOYEE" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient (or for the recipient and related persons determined in accordance with Sections 414(n)and 414(o) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A Leased Employee shall not be considered an employee of the recipient (and thus not otherwise an Employee) if (a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code
Section 125, Section 402(a)(8), Section 402(h) or Section 403(b); (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient's non-highly-compensated work force.

         "LIMITATION YEAR" means the Plan Year.

         "MATCHING ACCOUNT" means the portion of a Participant's Account consisting of Matching Contributions, as adjusted under the Plan.

         "MATCHING CONTRIBUTION" means the amount contributed by the Employer on account of a Participant's Section 401(k) Contributions.

         "NON-HIGHLY-COMPENSATED EMPLOYEE" means any employee of the Employer who is not a Highly-Compensated Employee.

         "NORMAL RETIREMENT AGE" means the day on which the Participant attains age 59 1/2.

         "NORMAL RETIREMENT DATE" means the date on which a Participant attains his Normal Retirement Age; provided, however, that this Plan shall not be interpreted to require that a Participant retire prior to attaining any specific age.

         "ONE-YEAR BREAK IN SERVICE" means a 12-consecutive-month period beginning with the Employment Commencement Date or anniversary thereof during which a Participant has not completed more than 500 Hours of Service.

         "PARTICIPANT" means either (a) an Employee who is participating in the Plan in accordance with Section 1.01 for whom an Account is being maintained; or
(b) a former Employee of the Employer for whom an Account is being maintained.

         "PLAN" means the Winton Savings & Loan Company 401(k) Profit Sharing Plan, as amended, as embodied in this Plan document and amendments made hereto from time to time.

         "PLAN ADMINISTRATOR" means James W. Brigger who shall perform the functions described in Section 14. If James W. Brigger resigns or is terminated, the Employer shall be the Plan Administrator until the Employer designates a replacement.

         "PLAN YEAR" means the fiscal year of the Plan which ends each September 30, provided that after January 1, 1996, "Plan Year" means the fiscal year of the Plan which ends each December 31.

         "PROFIT SHARING ACCOUNT" means the portion of a Participant's Account consisting of Profit Sharing Contributions, as adjusted under the Plan.

         "PROFIT SHARING CONTRIBUTION" means the amount contributed by the Employer under Section 2.01 of the Plan.

         "PROJECTED ANNUAL BENEFIT" means the annual benefit to which the Participant would be entitled under all Employer sponsored defined benefit plans, assuming that the Participant continues employment until his Normal Retirement Date, that the Participant's Compensation continues until his Normal Retirement Date at the rate in effect during the current calendar year and that all other factors relevant for determining benefits under the plans remain constant at the level in effect during the current calendar year.

         "QUALIFIED ELECTION" means a waiver of a Qualified Joint and Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless (a) the Participant's Spouse consents in writing to the election; (b) the Spouse's consent acknowledges the effect of the election; and
(c) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without consent of the Spouse (or the Spouse expressly permits designations by the Participant without any further consent of the Spouse). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained


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under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 20.07.

         "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is determined by the amount of benefit which can be purchased with the Participant's vested Account.

         "ROLLOVER ACCOUNT" means so much of a Participant's Account as is attributable to Rollover Contributions, as adjusted under the Plan.

         "ROLLOVER CONTRIBUTION" means the amount contributed by an Employee as a rollover contribution in accordance with Section 402 of the Code.

         "SECTION 401(k) ACCOUNT" means the portion of the Account of a Participant consisting of Section 401(k) Contributions, as adjusted under the Plan.

         "SECTION 401(k) CONTRIBUTION" means the amount contributed by the Employer as a result of a Participant's election in an Enrollment Designation to reduce his Compensation.

         "SELF-EMPLOYED INDIVIDUAL" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established and an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

         "SPOUSE" or "SURVIVING SPOUSE" means an individual who is legally married to the Participant, provided that an individual who was formerly married to the Participant will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as described in Code
Section 414(p).

         "TRUST" or "TRUST FUND" means the fund established pursuant to the terms of the Trust Agreement, which fund may be comprised of one or more investment funds.

         "TRUST AGREEMENT" means the agreement by and between the Employer and the Trustee for the management, investment and disbursement of assets held in the Trust Fund.

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         "TRUSTEE" means the bank, trust company and/or individual(s) designated by the Employer to hold and invest the Trust Fund and to pay benefits and expenses in accordance with the terms and provisions of the agreement by and between the Employer and such bank, trust company and/or individual.

         "VALUATION DATE" means the last day of the Plan Year and any other date or dates fixed by the Plan Administrator for the valuation of assets and adjustments of Accounts.

         "YEAR OF SERVICE" means a 12-month period beginning on the Employee's Employment Commencement Date and anniversaries thereof during which he is a Full-Time Employee.

         IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed by a duly authorized individual effective as of the date first above written.


                                          WINTON SAVINGS & LOAN COMPANY


                                          By: /s/ James W. Brigger
                                              ----------------------------------
                                               James W. Brigger, President


Date Executed:
              ---------------




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